Exhibit 10.2.21

CHART INDUSTRIES, INC.
2017 OMNIBUS EQUITY PLAN

NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of this [[GRANT DATE]] (the “Grant Date”), between Chart Industries, Inc., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”).
WITNESSETH:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “Plan”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant nonqualified stock options to the Participant upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the Company and the Participant agree as follows:
1.    Interpretation. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern, except with respect to Section 4(b) of this Agreement.
2.    Grant of the Option. As of the Grant Date, the Company grants to the Participant, under the terms and conditions of this Agreement, the right to purchase all or any part of an aggregate of ([[SHARESGRANTED]]) Shares, which right will vest over a period of time in accordance with Section 4 (the “Option”), subject to adjustment as set forth in Section 3.4 of the Plan. The Option is intended to be a nonqualified stock option.
3.    Option Price. The purchase price of the Shares subject to the Option shall be, and shall never be less than, the Fair Market Value of the Shares on the Grant Date. The Fair Market Value of a Share on the Grant Date is [[grantprice]] (the “Option Price”). The Option Price is subject to adjustment as described in Section 3.4 of the Plan.
4.    Vesting.
a.    Service-Based. Subject to the Participant’s continued Employment as of such dates (except as otherwise provided herein with respect to death, Disability, Retirement or Change in Control), the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares initially covered by the Option on each of the first, second, third and fourth anniversaries of the Grant Date.
b.    Change in Control.

i.     Company Remains Surviving Entity or Awards Assumed by Successor.

A.    Upon the occurrence of a Change in Control as defined in the Plan in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but this Agreement is Assumed (as defined in Section 4(b)(i)(C) below) by the entity (or any successor or parent thereof) that effects such change in control (the “Post-CIC Entity”), the Option shall continue to vest and become exercisable in accordance with the terms of this Agreement unless, during the two-year period commencing on the date of the Change in Control:

1.the Participant’s employment or service is involuntarily terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause (as defined in Section 4(d)(iii)); or

2.the Participant terminates the Participant’s employment or service for Good Reason (as defined in Section 4(d)(iv)).

B.    If a Participant’s employment or service is terminated as described in Section 4(b)(i)(A)(1) or (2) above (“Protected Termination”), the Option shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Option as provided in the Plan or (B) the second anniversary of the date the Protected Termination occurs; provided, that any Participant who is to incur a Protected Termination in connection with Participant’s employment or service for Good Reason must:

1.provide the Company with a written notice of Participant’s intent to incur a Protected Termination of employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

2.allow the Company thirty (30) days to remedy such circumstances to the extent curable.

C.    For purposes of this Section 4, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

1.    The Option is converted into a replacement award in a manner that complies with Code Section 409A;

2.    the replacement awards contain provisions for scheduled vesting and treatment on Protected Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the Option, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the Option; and

3.    the security represented by the Option is of a class that is publicly held and widely traded on an established stock exchange.

ii.    Awards Not Assumed by Successor.

A.    Upon the occurrence of a Change in Control in which the Company is not the surviving Company, if the Option is not Assumed by the Post-CIC Entity, the Option shall become fully vested and exercisable on the date of the Change in Control, and the following provisions of this Section 4(b)(ii) shall apply.

B.    The Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. If the Option has an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control, the Option shall be cancelled for no additional consideration.

C.    The payments contemplated by Sections 4(b)(ii)(B) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control, provided such payments are made no later than the fifth anniversary of the Change in Control.

c.    Termination of Employment
i.    General Rule. If the Participant’s Employment is terminated for any reason other than those reasons specifically addressed in Section 4(c), and except as otherwise provided in Section 4(b), the Unvested Portion of the Option shall be canceled and the Participant shall have no further rights with respect thereto and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 5(a) of this Agreement.
ii.    Death or Disability. If the Participant’s Employment terminates as a result of death or Disability, the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.
iii.    Retirement. If the Participant’s Employment terminates as a result of Retirement and the Participant will have continued vesting of unvested stock options that would have otherwise vested in the year following the year in which the Participant retires. The remaining unvested options are forfeited.
d.    Special Terms.
i.    At any time, the portion of the Option which has become vested and exercisable as described above is referred to as the “Vested Portion,” and the portion of the Option which is then unvested is referred to as the “Unvested Portion.”
ii.    The term “Retirement” or variations thereof means a voluntary termination of Employment with the Company, its Subsidiaries and its Affiliates after either (i) attaining age 60 and completing 10 years of service with such entities or (ii) attaining age 65 and completing 5 years of service with such entities.
iii.    “Cause” shall mean, with respect to the Participant, the meaning ascribed to such term in any employment, severance, or change in control agreement entered into by the Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of Cause, then “Cause” means (i) the Participant’s willful failure to perform duties which, if curable, is not cured promptly, or in any event within ten (10) days, following the first written notice of such failure from the Company, (ii) the Participant’s commission of, or plea of guilty or no contest to a (x) felony or (y) crime involving moral turpitude, (iii) willful malfeasance or misconduct by the Participant which is demonstrably injurious to the Company or its Subsidiaries or Affiliates, (iv) material breach by the Participant of any non-competition, non-solicitation or confidentiality covenants, (v) commission by the Participant of any act of gross negligence, corporate waste, disloyalty or unfaithfulness to the Company which adversely affects the business of the Company or its Subsidiaries or Affiliates, or (vi) any other act or course of conduct by the Participant which will demonstrably have a material adverse effect on the Company, a Subsidiary or Affiliate’s business; and
iv.    “Good Reason” means, with respect to the Participant, the meaning ascribed to such term in any employment, severance, or change in control agreement entered into by the Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of Good Reason, then “Good Reason” means without the Participant’s consent, (i) a material diminution in the Participant’s authority, position or duties, or a material adverse change in reporting lines, (ii) Participant’s principal place of employment with the Company or Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 50 miles) from such Participant’s principal place of employment immediately prior to the Change in Control, (iii) any reduction in the Participant’s base salary and (excluding any general salary reduction affecting similarly situated employees of the Company as a result of a material adverse change in the Company’s prospects or business), or (iv) the Participant is excluded, following a Change in Control (other than through Participant’s voluntary action(s)), from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Participant, in each case which is not cured within thirty (30) days following the Company’s receipt of written notice from the Participant describing the event constituting Good Reason.
v.    “Disability” shall mean, with respect to the Participant, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders the Participant unable to engage in substantial gainful activity or (ii) results in the Participant receiving income replacement benefits for at least three months under an accident and health plan sponsored by the Participant’s employer.
5.    Exercise of Option.
a.    Period of Exercise. Except as otherwise provided in Section 4(b)(i)(B) above, and subject to the provisions of the Plan and this Agreement, the Participant (or his or her successor, as appropriate) may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
i.    the tenth anniversary of the Grant Date;
ii.    the first anniversary of the Participant’s termination of Employment due to death or Disability;
iii.    the fifth anniversary of the Participant’s termination of Employment due to Retirement;

iv.    thirty (30) days following the date of the Participant’s termination of Employment by the Participant without Good Reason (other than Retirement) or by the Company or its Affiliates for Cause; and
v.    ninety (90) days following the date of the Participant’s termination of Employment for reasons other than the reasons described in Section 5(a)(ii), 5(a)(iii) and 5(a)(iv) above.
b.    Method of Exercise.
i.    Subject to Section 5(a), the Vested Portion of the Option may be exercised by delivering written notice of intent to so exercise to the Company at its principal office; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by full payment of the Option Price. Payment of the Option Price may be made at the election of the Participant: (w) in cash or its equivalent (e.g., by check); (x) to the extent permitted by the Committee, in Shares having a Fair Market Value as of the payment date equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements imposed by the Committee, provided that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee); (y) partially in cash and, to the extent permitted by the Committee, partially in such Shares; or (z) if there is a public market for the Shares on the payment date, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid the full Option Price for such Shares and, if applicable, satisfied any other requirements imposed by the Committee.
ii.    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee determines, in its sole discretion, to be necessary or advisable.
iii.    Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to any person or entity for damages relating to any delays in issuing the certificates, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
iv.    In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s successor to the extent set forth in Section 5(a). No beneficiary, executor, administrator, heir or legatee of the Participant shall have greater rights than the Participant under this Agreement or otherwise.
6.    Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Participant may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under the Plan. If the Participant fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the designated representative.

7.     Non-Transferability of Option. The Option (and any portion thereof) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by beneficiary designation pursuant to this Agreement or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable. No permitted transfer of the Option shall be effective to bind the Company unless the Committee is furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan and this Agreement. During the Participant’s lifetime, the Option is exercisable only by the Participant.
8.    Non-Transferability of Shares; Legends. Upon the acquisition of any Shares pursuant to the exercise of the Option, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Participant establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate. In addition, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.
9.    Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.
2200 Airport Industrial Drive
Suite 100
Ball Ground, GA 30107
Attn.: Secretary

10.    Notices. Any notice relating to this Agreement intended for the Participant will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.
11.    Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Participant and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

12.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13.    Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Participant and the Company with respect to the subject matter hereof. No terms of this Agreement shall be construed as amending the Plan in any respect. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern, except with respect to Section 4(b) of this Agreement. This

Agreement and the Plan may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or Section 21 below or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

14.    Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

15.    Incapacity. If the Committee determines that the Participant is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with, or direct any issuance of Shares to, the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any issuance. In the event of an issuance of Shares, the Committee will have no obligation thereafter to monitor or follow the application of the Shares issued. Issuances made pursuant to this paragraph shall completely discharge the Company’s obligations under this Agreement.

16.    No Further Liability. The liability of the Company, its Affiliates, and its Subsidiaries under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

17.    Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

18.    No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Participant the right to continue in the Employment of the Company, its Subsidiaries or its Affiliates, or to be employed or serve in any particular position therewith, or affect any right the Company, its Subsidiaries or its Affiliates may have to terminate the Participant’s Employment or service with or without cause.
19.    Governing Law. This Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

    20.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
    21.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant; provided, however, that the Participant’s consent shall not be required to an amendment that is deemed necessary or appropriate by the Company to ensure (a) compliance with (or exemption from) Section 409A of the Code; (b) compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder (the “Dodd-Frank Act”); or (c) compliance with the terms of any recoupment or “clawback” policy the Company adopts to comply with the requirements of the Dodd-Frank Act or any regulations promulgated thereunder (even if the terms of that policy are broader than the requirements of the Dodd-Frank Act).

22.    Section 409A of the Code. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for exemption from Code Section 409A set forth in Treas. Reg. Section 1.409A-1(b)(5), as well as any other such applicable exemption, and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Participant (or the Participant’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

23.    Adjustment of Number of Shares, Etc. Subject to Section 3.4 of the Plan, if, after the Grant Date, the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) subject to the Option and (ii) the Option Price. Any such adjustment shall be final, binding and conclusive as to the Participant. Any such adjustment may provide for the elimination of fractional shares if the Committee shall so direct.

By Participant’s signature and the signature of the Company’s representative below, or by Participant’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Grant Date. Participant hereby acknowledges that the treatment of the Option upon a Change in Control, as set forth in Section 4(b) hereof, differs from and supersedes the treatment set forth in Section 12.2 of the Plan.

Participant    Chart Industries, Inc.

[[SIGNATURE]]    By: [[SIGNATURE]]

Print Name: [[FIRSTNAME]] [[LASTNAME]]    Its: [[TITLE]]

Date: [[SIGNATURE_DATE]]    Date: [[SIGNATURE_DATE]]